EXHIBIT 99

At Bally:	Jon Harris - Vice President, Media Development and Communications (773) 864-6850 jharris@ballyfitness.com

At FRB|Weber Shandwick:	THE MWW GROUP Public Relations
GENERAL INQUIRIES	Careen Winters (201) 507-9500
Jeff Wilhoit	cwinters@mww.com
312-640-6757
jwilhoit@webershandwick.com

FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 28, 2003

BALLY TOTAL FITNESS REPORTS
THIRD QUARTER 2003 RESULTS

Operating Highlights:

  Third quarter diluted earnings per share of $.20 before refinancing-related charge of $.06 per share.
  Nine month free cash flow up $50.7 million over prior year.
  Dues collected increased 7% over prior year quarter.
  Products and services revenue growth of 25% over prior year quarter.
  Third quarater gross committed membership fees initiated down 7% on 2% decline in membership originations.

         Chicago, October 28, 2003 – Bally Total Fitness Holding Corporation (NYSE: BFT) today reported net revenues of $241.5 million for the quarter ended September 30, 2003. This compares to net revenues of $243.1 million for the third quarter of 2002. Net income for the third quarter was $4.7 million, or $.14 per diluted share, compared to $7.2 million, or $.22 per diluted share, in the prior year quarter.

         As a result of the previously announced refinancing transaction completed at the start of the 2003 third quarter, the Company incurred an after-tax charge related to writing down issuance costs on the refinanced debt of $1.9 million. Excluding the impact of the refinancing-related charge, earnings per diluted share were $.20 for the quarter. Free cash flow, defined as cash flow from operations ($38.1 million) less cash used in investing activities ($32.0 million), was $6.1 million for the nine months ended September 30, 2003 (a deficit of $4.7 million for the 2003 third quarter), compared to a deficit during the prior year period of $44.6 million, a $50.7 million increase.

Financial Data	Three months ended			Nine months ended
(in thousands, except per share data)	September 30			September 30
			%			%
	2003	2002	Change	2003	2002	Change

Net revenues	$241,503	$243,078	-1%	$747,024	$729,737	2%
Operating income	5,477	7,561	-28%	23,864	42,406	-44%
Write-off of debt issuance costs
on refinanced debt	2,562			2,562
Net income	4,741	7,224	-34%	6,610	42,701	-85%

Diluted earnings per common share:
Income from continuing operations	$0.14	$0.23	-39%	$0.75	$1.37	-45%
Loss from discontinued operations		(0.01)	-100%	(0.07)	(0.04)	75%
Cumulative effect of changes in
accounting principles				(0.48)

Net income	$0.14	$0.22	-36%	$0.20	$1.33	-85%

Operating Data
(in thousands, except locations)
Gross committed membership fees	$266,231	$287,389	-7%	$857,333	$888,117	-3%
Products and services revenue	71,586	57,398	25%	221,016	163,133	35%
New joining members	229	234	-2%	710	691	3%
Members (end of period)	3,975	3,966	0%	3,975	3,966	0%
Weighted average fitness centers (locations)	416	416	0%	413	412	0%

         “This quarter, Bally continued its strong performance in most key areas, though we still experienced softness in revenue generated from new memberships,” said Paul Toback, chairman, president and CEO. “In addition to the downward pressure we have experienced over the last several quarters due to the weak economy and competition, the August blackout and the September hurricane placed additional pressure on membership trends during the quarter. However, I remain confident that the changes we have made over the past six months have begun to set the stage for improving membership sales.”

         “Among the most significant changes was our appointment in the third quarter of chief marketing officer Martin Pazzani and his new marketing team to oversee the development and implementation of a marketing strategy that will reach our target markets more effectively while utilizing our marketing resources more efficiently. The hallmarks of this strategy will be an overall higher level of marketing sophistication, a tighter focus on key target market segments, and a more thorough understanding of customer needs. We have also made senior field-level personnel changes to support market-specific customer acquisition initiatives where they are most needed. Soon-to-be revamped training programs for all of our people will help instill these skills while re-emphasizing our core commitment to superior customer service throughout the organization.”

         Toback also noted progress on other key Company growth objectives during the third quarter. “The 25 percent increase in products and services revenue we recorded underscores our focus on the growth of this important business, and our ability to improve margins through prudent cost-cutting was a particularly gratifying accomplishment. Consistent with our objective to enter new markets by leveraging the strength of the Bally brand, we garnered tremendous media support with extensive coverage on top rated daytime television programs. Internally, we continued to seek out ways to maximize our capital flexibility, including the possible sale of our receivables portfolio. We look forward to sharing our progress on that front as it develops. We remain on track toward our goal of generating free cash flow of approximately $10 million to $15 million in 2003. In addition, our disciplined approach to capital spending continued during the quarter, keeping us on track to achieve our goal of total capital expenditures of less than $50 million for 2003.”

         Looking ahead, management expects further progress on all fronts of the Company’s operating strategy, but cautioned that new membership initiatives will require time to reverse the decline in new customer joins. “With all of our other operational initiatives progressing well, signing up new customers and continuing to retain the ones we have will continue to be priority one in the foreseeable future,” Toback said. “While revenue and earnings will continue to be similarly affected in future quarters until the trend in new memberships is reversed, we are confident that we are building the framework that will give us the best opportunity for sustained long-term growth.”

*     *     *     *     *

         Bally Total Fitness is the largest and only nationwide, commercial operator of fitness centers, with approximately four million members and 420 facilities located in 29 states, Canada, Asia and the Caribbean under the Bally Total Fitness®, Crunch FitnessSM, Gorilla SportsSM, Pinnacle Fitness®, Bally Sports Clubs® and Sports Clubs of Canada® brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

         The Company will be holding a conference call to further discuss its results and respond to questions on October 28, 2003 at 4:00 p.m. Central Time. Those interested may listen to this conference call via the Company’s web site at www.ballyfitness.com.

         Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in filings of the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

BALLY TOTAL FITNESS HOLDING CORPORATION
CONSOLIDATED INCOME SUMMARY
(In thousands, except share data)
(Unaudited)

	Three months ended
	September 30
				%
	2003	2002	Change	Change

Net revenues:
Membership revenue	$165,568	$180,480	$(14,912)	-8%
Products and services	71,586	57,398	14,188	25%
Miscellaneous revenue	4,349	5,200	(851)	-16%

	241,503	243,078	(1,575)	-1%
Operating costs and expenses:
Fitness center operations	139,347	140,946	(1,599)	-1%
Products and services	44,791	36,681	8,110	22%
Member processing and collection centers	12,057	11,686	371	3%
Advertising	11,935	12,221	(286)	-2%
General and administrative	8,620	7,916	704	9%
Special charges		6,500	(6,500)	-100%
Depreciation and amortization	19,276	19,567	(291)	-1%

	236,026	235,517	509	0%

Operating income	5,477	7,561	(2,084)	-28%

Finance charges earned	19,436	16,815	2,621	16%
Interest expense	(15,651)	(13,796)	(1,855)	13%
Other, net	(2,858)	(556)	(2,302)	*

	927	2,463	(1,536)	-62%

Income from continuing operations before income taxes	6,404	10,024	(3,620)	-36%
Income tax provision	(1,537)	(2,406)	869	-36%

Income from continuing operations	4,867	7,618	(2,751)	-36%
Loss from discontinued operations (net of tax benefit
of $40 and $125, in 2003 and 2002, respectively)	(126)	(394)	268	-68%

Net income	$4,741	$7,224	$(2,483)	-34%

Basic earnings per common share:
Income from continuing operations	$0.15	$0.23
Loss from discontinued operations		(0.01)

Net income per common share	$0.15	$0.22

Average common shares outstanding	32,662,634	33,379,261

Dilued earnings per common share:
Income from continuing operations	$0.14	$0.23
Loss from discontinued operations		(0.01)

Net income per common share	$0.14	$0.22

Average diluted common shares outstanding	33,670,675	33,004,728

  *Not meaningful. The 2003 amount includes $2.6 million related to writing down issuance costs on refinanced debt.

BALLY TOTAL FITNESS HOLDING CORPORATION
CONSOLIDATED INCOME SUMMARY
(In thousands, except share data)
(Unaudited)

	Nine months ended
	September 30
				%
	2003	2002	Change	Change

Net revenues:
Membership revenue	$511,990	$551,544	$(39,554)	-7%
Products and services	221,016	163,133	57,883	35%
Miscellaneous revenue	14,018	15,060	(1,042)	-7%

	747,024	729,737	17,287	2%
Operating costs and expenses:
Fitness center operations	420,922	418,848	2,074	0%
Products and services	139,350	103,466	35,884	35%
Member processing and collection centers	35,668	33,679	1,989	6%
Advertising	43,999	45,143	(1,144)	-3%
General and administrative	25,303	23,758	1,545	7%
Special charges		6,500	(6,500)	-100%
Depreciation and amortization	57,918	55,937	1,981	4%

	723,160	687,331	35,829	5%

Operating income	23,864	42,406	(18,542)	-44%

Finance charges earned	56,798	51,937	4,861	9%
Interest expense	(43,572)	(41,986)	(1,586)	4%
Other, net	(4,678)	(393)	(4,285)	*

	8,548	9,558	(1,010)	-11%

Income from continuing operations before income taxes	32,412	51,964	(19,552)	-38%
Income tax provision	(7,779)	(8,110)	331	-4%

Income from continuing operations	24,633	43,854	(19,221)	-44%
Discontinued operations
Loss from discontinued operations (net of tax benefit
of $236 and $255, in 2003 and 2002, respectively)	(745)	(1,153)	408	-35%
Loss on disposal	(1,699)		(1,699)	*

Loss from discontinued operations	(2,444)	(1,153)	(1,291)	112%

Income before cumulative effect of changes in accounting
principles	22,189	42,701	(20,512)	-48%
Cumulative effect of changes in accounting principles	(15,579)		(15,579)	*

Net income	$6,610	$42,701	$(36,091)	-85%

Basic earnings per common share:
Income from continuing operations	$0.75	$1.37
Loss from discontinued operations	(0.07)	(0.04)
Cumulative effect of changes in accounting principles	(0.48)

Net income per common share	$0.20	$1.33

Average common shares outstanding	32,632,527	32,069,163

Dilued earnings per common share:
Income from continuing operations	$0.74	$1.32
Loss from discontinued operations	(0.07)	(0.03)
Cumulative effect of changes in accounting principles	(0.47)

Net income per common share	$0.20	$1.29

Average diluted common shares outstanding	33,215,128	33,090,616

  *Not meaningful.

BALLY TOTAL FITNESS HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	September 30	December 31
	2003	2002

ASSETS
Current assets:
Cash and equivalents	$21,401	$12,907
Installment contracts receivable, net	289,099	271,531
Other current assets	71,374	92,764

Total current assets	381,874	377,202

Installment contracts receivable, net	254,395	251,074
Property and equipment, less accumulated depreciation
and amortization of $587,081 and $538,613	639,373	657,539
Goodwill	242,126	242,854
Trademarks	6,969	6,969
Intangible assets, less accumulated amortization
of $9,870 and $9,453	2,370	2,786
Deferred income taxes	75,178	81,314
Deferred membership origination costs	119,011	119,484
Other assets	35,315	32,652

	$1,756,611	$1,771,874

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$55,315	$51,752
Income taxes payable	784	1,497
Deferred income taxes	24,848	29,303
Accrued liabilities	85,910	87,683
Current maturities of long-term debt	25,538	28,904
Deferred revenues	243,078	271,031

Total current liabilities	435,473	470,170

Long-term debt, less current maturities	719,138	697,850
Other liabilities	10,912	10,689
Deferred revenues	53,961	63,689
Stockholders' equity	537,127	529,476

	$1,756,611	$1,771,874

BALLY TOTAL FITNESS HOLDING CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended
	September 30

	2003	2002

Operating:
Income before cumulative effect of changes in accounting principles	$22,189	$42,701
Adjustments to reconcile to cash provided –
Depreciation and amortization, including amortization
included in interest expense	60,650	58,895
Change in operating assets and liabilities	(49,357)	(66,533)
Write-off of debt issuance costs	2,562
Loss on disposal of discontinued operations	1,699
Stock-based compensation	344

Cash provided by operating activities	38,087	35,063
Investing:
Purchases and construction of property and equipment	(31,508)	(61,991)
Purchases of real estate		(11,510)
Acquisitions of businesses and other	(501)	(6,217)

Cash used in investing activities	(32,009)	(79,718)
Financing:
Debt transactions –
Net borrowings (repayments) under revolving credit agreement	(49,500)	35,900
Net borrowings of other long-term debt	61,009	9,643
Debt issuance and refinancing costs	(9,790)	(270)

Cash provided by debt transactions	1,719	45,273

Equity transactions –
Proceeds from exercise of warrants		2,513
Proceeds from issuance of common stock under stock
purchase and option plans	697	1,754
Purchases of common stock for treasury		(860)

Cash provided by financing transactions	2,416	48,680

Increase in cash and equivalents	8,494	4,025
Cash and equivalents, beginning of period	12,907	9,310

Cash and equivalents, end of period	$21,401	$13,335

Supplemental Cash Flows Information:

Cash payments for interest and income taxes were as follows –
Interest paid	$30,477	$34,139
Interest capitalized	(844)	(2,442)
Income taxes paid, net	1,698	909

Investing and financing activities exclude the following
non-cash transactions –
Acquisitions of property and equipment
through capital leases/borrowings	$7,210	$11,231
Acquisitions of businesses with common stock		8,855
Restricted stock activity	4,191	4,619
Debt, including assumed debt related to acquisitions of business		2,846

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited):

Special items

         At the end of the second quarter the Company announced the completion of the refinancing of its existing $132.0 million term loan and $56.0 million outstanding on its revolving credit agreement by issuing $235 million in aggregate principal of 10 1/2% Senior Notes due 2011 in two offerings under Rule 144A and Regulation S under the Securities Act of 1933, as amended, and entered into a new $100 million Senior Secured Revolving Credit Facility due 2008. These transactions were completed in July 2003. As a result, the Company wrote off $2.6 million of unamortized issuance costs from the extinguished debt in the third quarter.

         On September 8, 2003, the Company entered into interest rate swap agreements whereby the fixed interest commitment on $200 million of outstanding principal on the Company’s 9.875% Senior Subordinated Notes, due 2007, was swapped for a variable rate commitment based on the six-month Euro rate, plus 6.01%. As a result, interest expense for the 2003 quarter was reduced by approximately $.3 million.

Reconcilation of net income to EBITDA and EBITDA as adjusted (in thousands)

	Three months ended		Nine months ended
	September 30		September 30

	2003	2002	2003	2002

Net income	$4,741	$7,224	$6,610	$42,701
Add:
Special charges		6,500		6,500
Depreciation and amortization	19,276	19,567	57,918	55,937
Interest expense	15,651	13,796	43,572	41,986
Income tax provision	1,537	2,406	7,779	8,110
Loss from discontinued operations	126	394	2,444	1,153
Cumulative effect of accounting changes			15,579

EBITDA from continuing operations	41,331	49,887	133,902	156,387
Add:
Stock-based compensation	222		344
Other, net	2,858	556	4,678	393

EBITDA as adjusted	$44,411	$50,443	$138,924	$156,780

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(continued):

Installment contracts receivable (in thousands)
	September 30	December 31
	2003	2002

Current:
Installment contracts receivable	$415,483	$404,707
Unearned finance charges	(40,011)	(36,015)
Allowance for doubtful receivables and cancellations	(86,373)	(97,161)

	$289,099	$271,531

Long-term:
Installment contracts receivable	$342,311	$343,749
Unearned finance charges	(24,217)	(22,396)
Allowance for doubtful receivables and cancellations	(63,699)	(70,279)

	$254,395	$251,074

A summary of the allowance for doubtful receivables and cancellations activity is as follows (in thousands):

	Three months ended		Nine months ended
	September 30		September 30

	2003	2002	2003	2002

Balance at beginning of period	$162,691	$130,860	$167,440	$130,504

Contract cancellations and
write-offs of uncollectible
amounts, net of recoveries	(84,685)	(81,268)	(258,589)	(258,448)
Provision for cancellations and
doubtful receivables	72,066	84,119	241,221	261,655

Balance at end of period	$150,072	$133,711	$150,072	$133,711

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(continued):

Membership statistics

New membership originations and other key data (in thousands):

	Three months ended		Nine months ended
	September 30		September 30

	2003	2002	2003	2002

New joining members	229	234	710	691
Average committed monthly fee (dollars)	$38.24	$41.04	$39.95	$43.12
Average committed duration (in months)	30.9	30.6	30.6	30.5
Gross committed membership fees	$266,231	$287,389	$857,333	$888,117
Same club	244,234	271,763	786,417	839,003

Supplemental operating data:
Weighted average fitness centers (locations)	416	416	413	412
Members (end of period)	3,975	3,966	3,975	3,966

         Gross committed membership fees reflect the total collection potential during the initial financing term of initiation fees, dues, finance charges and membership-related products and services from new members joining during a period and are an important measure used by management to evaluate membership sales trends. The following table reconciles gross committed membership fees to net initial membership fees originated for each of the periods (in thousands):

	Three months ended		Nine months ended
	September 30		September 30

	2003	2002	2003	2002

Gross committed membership fees	$266,231	$287,389	$857,333	$888,117
Less:	Committed monthly dues	(66,592)	(59,385)	(199,503)	(180,600)
	Provision for doubtful receivables
	and cancellations	(72,066)	(84,119)	(241,221)	(261,655)
	Unearned finance charges and other	(40,663)	(42,134)	(134,450)	(122,366)
	Products and services revenues
	included in membership programs	(31,306)	(20,349)	(96,626)	(57,348)

Initial membership fees originated, net	$55,604	$81,402	$185,533	$266,148

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(continued):

Components of membership revenue are as follows (in thousands):

	Three months ended		Nine months ended
	September 30		September 30

	2003	2002	2003	2002

Initial membership fees:
Originated, net	$55,604	$81,402	$185,533	$266,148
Decrease in deferral	13,963	4,848	38,607	2,885

	69,567	86,250	224,140	269,033
Dues:
Dues collected	98,237	91,624	288,241	277,532
Decrease (increase) in deferral	(2,236)	2,606	(391)	4,979

	96,001	94,230	287,850	282,511

Membership revenue	$165,568	$180,480	$511,990	$551,544

Products and services (in thousands):	Three months ended		Nine months ended
	September 30		September 30

	2003	2002	2003	2002

Net revenues:
Retail and nutritional supplements–
Membership programs	$3,290	$7,305	$14,667	$22,815
Other sales	14,138	13,791	43,753	42,024
Personal training–
Membership programs	28,016	13,044	81,959	34,533
Other sales	26,142	21,389	79,397	58,785
Financial services		1,869	1,240	4,976

	71,586	57,398	221,016	163,133
Direct operating costs and expenses:
Retail and nutritional supplements	15,081	16,221	49,756	48,266
Personal training	29,710	20,460	89,594	55,200

	44,791	36,681	139,350	103,466

Direct operating margin	$26,795	$20,717	$81,666	$59,667

Margin percentage	37%	36%	37%	37%

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(continued):

Analysis of cash flows and liquidity

         The Company has provided disclosure of free cash flow in this release because management believes that it is an important measure of liquidity and investors are focused on the Company’s ability to reduce overall debt. The following table summarizes free cash flow for each of the periods (in thousands):

	Three months ended		Nine months ended
	September 30		September 30

	2003	2002	2003	2002

Cash provided by operating activities	$6,710	$8,146	$38,087	$35,063
Less: Cash used in investing activities	(11,398)	(18,951)	(32,009)	(79,718)

Free cash flow (deficit)	$(4,688)	$(10,805)	$6,078	$(44,655)

         Cash flows from operating activities were $38.1 million in the first nine months of 2003, compared to $35.1 million in the 2002 period. Over the past two years, the Company sold a portion of its installment contracts receivable portfolio to a major financial institution in three bulk sales at net book value, with combined proceeds of approximately $128 million. Excluding the impact of the sales of receivables and net of the change in dues prepayments during the periods, cash flows from operating activities were $56.0 million in the first nine months of 2003, compared to $73.9 million in 2002.

         Capital expenditures totaled $32.0 million in the first nine months of 2003 compared to $79.7 million in the first nine months of 2002. Capital expenditures for 2003 are expected to be less than $50 million. The following table details cash used in investing activities for each of the periods (in thousands):

	Three months ended		Nine months ended
	September 30		September 30

	2003	2002	2003	2002

Club improvements	$3,132	$7,399	$10,077	$18,848
New clubs	5,821	9,531	13,771	29,874
Club remodels and expansions	(20)	1,264	3,336	10,287
Administrative and systems	2,376	632	4,324	2,982
Real estate purchases and other	89	125	501	17,727

	$11,398	$18,951	$32,009	$79,718

####